PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated October 25, 2004)               REGISTRATION NO. 333-96061




                                 [LOGO OMITTED]




                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:



 ---------------------------------------------                Share        Primary
                  Name of Company(1)              Ticker     Amounts   Trading Market
 3Com Corporation                                  COMS         3          NASDAQ
 Adaptec, Inc.                                     ADPT         1          NASDAQ
 Apple Computer, Inc.                              AAPL         4          NASDAQ
 Ciena Corporation                                 CIEN         2          NASDAQ
 Cisco Systems, Inc.                               CSCO         26         NASDAQ
 Dell Inc.                                         DELL         19         NASDAQ
 EMC Corporation                                   EMC          16          NYSE
 Extreme Networks, Inc.                            EXTR         2          NASDAQ
 Foundry Networks, Inc.                            FDRY         1          NASDAQ
 Gateway, Inc.                                     GTW          2           NYSE
 Hewlett-Packard Company                           HPQ       22.2225        NYSE
 International Business Machines Corporation       IBM          13          NYSE
 Juniper Networks, Inc.                            JNPR         2          NASDAQ
 McDATA Corporation                               MCDTA    0.588910419     NASDAQ
 Network Appliance, Inc.                           NTAP         2          NASDAQ
 Napster, Inc.                                     ROXI       0.1646       NASDAQ
 Sun Microsystems, Inc.                            SUNW         25         NASDAQ
 Sycamore Networks, Inc.                           SCMR         2          NASDAQ
 Symantec Corp.(1)                                 SYMC     1.0039106      NASDAQ
 Unisys Corporation                                UIS          2           NYSE



     (1) As a result of the merger of Symantec Corp. (NASDAQ: "SYMC") and Veritas Software Corporation (NASDAQ: "VRTS"), a constituent of the Internet Architecture HOLDRS Trust, Symantec Corp. replaced Veritas Software Corporation as an underlying security of the Internet Architecture HOLDRS Trust. For the
0.893 shares of Veritas Software Corporation per 100 share round lot of Internet Architecture HOLDRS, The Bank of New York received 1.0039106 shares of Symantec Corp.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2005.